As Filed with the Securities and Exchange Commission on August 8, 1996

                                                    Registration No. 333-
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                --------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------

                           ESSENTIAL RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

                      412 Pleasant Valley Way, Suite 205
                         West Orange, New Jersey 07052
                        (address of principal executive
                          office including zip code)

          Nevada                                        76-0206582
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                     Identification Number)

                           Essential Resources, Inc.
                            1996 Stock Option Plan
                             (full title of plan)

                             --------------------

                                 Phillip Cook,
                                   President
                      412 Pleasant Valley Way, Suite 205
                         West Orange, New Jersey 07052
                                (201) 736-9067
           (Name, address and telephone number of agent for service)

                                With Copies To:

                            Felice F. Mischel, Esq.
                             Thomas A. Rose, Esq.
                    Schneck Weltman Hashmall & Mischel LLP
                          1285 Avenue of the Americas
                           New York, New York 10019
                                (212) 956-1500

                               ----------------
                        CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------
Title of                                    Proposed          Proposed          Proposed
Each Class                                  Maximum           Maximum           Amount of
of Securities              Amount of        Offering          Aggregate         Regis-
To Be                      Shares To Be     Price Per         Offering          tration
Registered                 Registered       Security(1)       Price(1)          Fee
- ------------------------------------------------------------------------------------------
Common Stock               1,500,000        $5.00             $7,500,000        $2,586.23
(par value $.01)

Common Stock                 425,000        $5.25             $2,231,250          $769.40
(par value $.01)

Total                      1,925,000                          $9,731,250        $3,355.63

- ------------------------------------------------------------------------------------------

         (1) For shares issuable pursuant to stock options outstanding at August 2, 1996, calculated pursuant to Rule 457(h) based on the exercise price of such options.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.   Incorporation of Documents by Reference.

         The following documents filed with the Securities Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

         (2) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

         (3)  Current Report on Form 8-K, dated as of January 30, 1996.

         (4)  Amendment No. 1 to Form 8-K on Form 8.

         All documents subsequently filed by the Registrant pursuant to Sections 12(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

         Not applicable.

Item 5.   Interests of Named Experts and Counsel.

         The validity of the securities registered hereby is being passed upon for the Company by Schneck Weltman Hashmall & Mischel LLP, 1285 Avenue of the Americas, New York, New York 10019.

Item 6.   Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation and By-laws provide to the extent permitted by Nevada Business Corporation Act, as the same may be amended, a director of the Corporation shall not be liable to the Corporation or its stockholder for monetary damages for breach of fiduciary duty of a director.

Item 7.   Exemption from Registration Claimed.

         Not applicable.


Item 8.   Exhibits.

          5.1  Opinion of Schneck Weltman Hashmall & Mischel LLP.

         23.1  Consent of Smith & Company.

         23.2  Consent of Schneck Weltman Hashmall & Mischel LLP (included in
Exhibit 5.1)

Item 9.   Undertakings.

         1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability the under Securities Act of 1993, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that this is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2. The undersigned Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration;

                iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration statement;

provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities that at that time shall be deemed to be the initial bona fide offering thereof.


            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasant Valley, State of New Jersey, on August 5, 1996.

ESSENTIAL RESOURCES, INC.


By: /s/ PHILLIP COOK
    -------------------------------------
       Phillip Cook,
       President, Chief Executive Officer
       and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Signature                     Capacity in Which Signed           Date
- ---------                     ------------------------           ----

/s/ PHILLIP COOK              President, Chief Executive         August 2, 1996
- ----------------------------  Officer, Chief Financial Officer
Phillip Cook                  and Director


/s/ THOMAS GAINES             Secretary, Treasurer and Director  August 2, 1996
- ----------------------------  of the Company
Thomas Gaines


/s/ KRISTA CASTLETON NIELSON  Director                           August 2, 1996
- ----------------------------
Krista Castleton Nielson